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                                                                   Exhibit 99.01

                                 Vencor, Inc.
                      Consolidated Results of Operations
                       One Month Ended October 31, 1995
                                (In thousands)
                                 (Unaudited)

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

Revenues                                             $ 203,850

Net income                                           $   8,886

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